Contact: Tom Neri

(847) 827-9666, ext. 2203

Lawson Products Elects Two Officers

DES PLAINES, IL– Jan. 6, 2006 – Lawson Products, Inc. (NASDAQ: LAWS) announced today the election of Scott Stephens as Chief Financial Officer and William Holmes as Treasurer, effective Jan. 3, 2006.

Mr. Stephens previously served as Lawson’s Senior Vice President of Finance and Accounting since 2004. Mr. Holmes previously served as Lawson’s Assistant Treasurer.

Thomas Neri, who has served as CFO and Treasurer since 2003, remains as Lawson’s Executive Vice President, Finance, Planning & Corporate Development.

Mr. Neri said the planned promotions were designed to allow Mr. Neri to work more closely on business strategy and new growth opportunities for Lawson. Last year, Lawson acquired Rutland Tool, a California-based distributor of metalworking tools, machine tools and related MRO supplies.

Mr. Neri said the promotions also reflect the strong leadership and innovation shown by Mr. Stephens and Mr. Holmes.

“Scott provides strong leadership, both in developing financial strategies and providing financial support to our operating units,” Mr. Neri said of Mr. Stephens. “He will continue to be a key member of the management team shaping the future of Lawson.

“As for the treasury side, we expect, because of Bill’s innovative ideas and dedication to details, to see continued improvements in the cash management and treasury functions,” Mr. Neri said of Mr. Holmes. “This promotion is recognition of the significant improvements Bill has accomplished over the last several years in cash flow operations.”

Mr. Stephens came to Lawson in February 2004 and began working on Sarbanes-Oxley compliance, SEC reporting and financial planning and analysis. Before joining Lawson, Mr. Stephens, a CPA, was CFO and COO of a children’s apparel importer.

He also served as a senior manager at Ernst & Young Merger and Acquisition Advisory Services, primarily serving private equity clients on buy-side transactions with a focus on manufacturing and service businesses.

He was also corporate controller of Old World Industries in Northbrook. Mr. Stephens earned an MBA from Kellogg Graduate School of Management at Northwestern University and a degree from Ohio State University.

Mr. Holmes began his career with Lawson Products in 1978, working part-time as a warehouse employee during high school and college. A graduate of DePaul University, he began his career in the accounting department of Lawson, which led to a series of promotions including his appointment in 2001 as Vice President and Assistant Treasurer. He was named Assistant Treasurer in 1994.

His responsibilities have included managing accounts receivable and commission compensation departments and all aspects of the finance, banking and cash management operations for the Lawson Family of Business.

Mr. Holmes earned a master’s degree with high honors from the Lake Forest Graduate School of Management. He also serves as a member of the Board of Directors for Vamco Credit Union in Des Plaines.

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Lawson Products is an international leader in seller and distribution systems, services and products to the industrial, commercial and institutional maintenance, repair and replacement market. The Company also manufacturers, sells and distributes production and specialized component parts to the original equipment marketplace, including the automotive, appliance, aerospace, construction and transportation industries.

For more information, please visit www.lawsonproducts.com.

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This release contains certain forward-looking statements that involve risks and uncertainties. The terms “may,” “should,” “could,” “anticipate,” “believe,” “continues”, “estimate,” “expect,” “intend,” “objective,” “plan,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Such statements speak only as of the date of the news release and are subject to a variety of risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from the expectations. These risks include, but are not limited to: our ability to successfully integrate this acquisition; our ability to retain Rutland customers; unexpected expenses in connection with the combination of these businesses; excess and obsolete inventory; disruptions of the company’s information systems; risks of rescheduled or cancelled orders; increases in commodity prices; the influence of controlling stockholders; competition and competitive pricing pressures; the effect of general economic conditions and market conditions in the markets and industries the company serves; the risks of war, terrorism, and similar hostilities; and, all of the factors discussed in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2004 and Form 10-Q for the quarters ended June 30, 2005 and Sept. 30, 2005. The company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

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